UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 28, 2025

Axos Financial, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37709	33-0867444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
9205 West Russell Road, Ste 400
Las Vegas, NV 89148
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (858) 649-2218

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	AX	New York Stock Exchange

Not Applicable

(Former name or former address, if changed since last report.)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐                                    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01     Entry into a Material Definitive Agreement.
On January 28, 2025, Axos Financial, Inc. (“we”, “our”, or the “Company”) entered into an Equity Distribution Agreement (the “Distribution Agreement”) with Keefe, Bruyette & Woods, Inc. (“KBW”) and Raymond James & Associates, Inc. (together with KBW, the “Distribution Agents”) pursuant to which the Company may issue and sell shares of our common stock having an aggregate offering price of up to $150,000,000 from time to time through the Distribution Agents, as our sales agents.

Each time that we wish to issue and sell securities under the Distribution Agreement, we will notify KBW by delivery of a placement notice. KBW will designate one of the Distribution Agents as the designated agent for purposes of the placement notice (the “Designated Agent”). If we designate any shares of common stock to be sold in any calendar quarter by a Designated Agent, the minimum dollar amount that we may designate for sale in such quarter is $5,000,000.

Upon delivery of a placement notice and subject to the terms and conditions of the Distribution Agreement, the sales, if any, of our common stock will be made in “at-the-market” offerings as defined in Rule 415 of the Securities Act, including sales made directly on the New York Stock Exchange, the principal trading market for our common stock, or sales made to or through a market maker or through an electronic communications network or other transactions at market prices prevailing at the time of the sale, at prices related to the prevailing market prices or at negotiated prices.

We will designate the maximum dollar amount of shares of common stock to be sold through the Designated Agent, the time period during which sales are requested to be made, the minimum pricing for the shares to be sold, and any limitation on the number of shares that may be sold in any one day, each as agreed to by the Designated Agent. Subject to the terms and conditions of the Equity Distribution Agreement, the Designated Agent will use its commercially reasonable efforts to sell on our behalf all of the designated shares of common stock. We may instruct the Designated Agent not to sell our common stock, or to amend our previous designation, to the extent that the sales designated by us in any such instruction have not been completed, and the Designated Agent will use good faith efforts to implement such termination or amendment. We or the Distribution Agents, upon notice to the other party, may suspend the offering of our common stock under the Equity Distribution Agreement.

The offering pursuant to the Distribution Agreement will terminate upon the sale of all shares of common stock subject to the Distribution Agreement. The Distribution Agreement may also be terminated by us or by KBW at any time. Any of the Distribution Agents may terminate their participation in the Distribution Agreement at any time.

We will pay the Distribution Agents a commission equal to 2.5% of the gross proceeds from the sale of the common stock sold through the Designated Agent pursuant to the Distribution Agreement. We have also provided the Distribution Agents with customary indemnification rights.
The description of the Distribution Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement, which is attached to this Current Report on Form 8-K as Exhibit 1.1 and incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit	Description
1.1	Equity Distribution Agreement, dated January 28, 2025, among the Company and the Distribution Agents named therein
5.1	Opinion of Thompson Coburn LLP
23.1	Consent of Thompson Coburn LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Axos Financial, Inc.

Date:	January 28, 2025	By:	/s/ Derrick K. Walsh
Derrick K. Walsh
EVP and Chief Financial Officer